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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported): June 29, 2004



                       REDLINE PERFORMANCE PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


         MINNESOTA                    001-31682                36-4335356
(State or other jurisdiction        (IRS Employer          (Commission File No.)
     of incorporation)           Identification No.)


                                2510 COMMERCE WAY
                                 VISTA, CA 92081
              (Address of registrant's principal executive offices)


                                 (760) 599-1003
                         (Registrant's telephone number)



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ITEM 5.  OTHER EVENTS

1. On June 29, 2004, Redline Performance Products, Inc. issued a press release titled: "Redline Performance Products, Inc. Reports (Fourth) Quarter, Year-End Results "

     A copy of the press release is filed herewith as Exhibit 99.1.

2. On June 29, 2004, Redline Performance Products, Inc. filed its Annual Report on Form 10-KSB, in which it made a disclosure pursuant to Rule 135c under the Securities Act of 1933, as amended. The text of the disclosure is as follows:

     Also in June 2004, the Company commenced a private placement of two-year, 6% convertible subordinated debentures and warrants to purchase shares of common stock intended to raise up to $2 million. The securities offered in the placement have not been and will not be registered under the Securities Act of 1933, as amended, and may not be sold absent registration or an exemption from registration. This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. As of the date of this Report, the Company had raised $235,000 in the placement. The Company intends to use the net proceeds from the placement to fund the Company's short-term operations and to continue the design and engineering of the 800 Revolt snowmobile.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)    EXHIBITS

     The following documents are filed as exhibits to this report:

     99.1     Press release dated June 29, 2004



                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 1, 2004                       REDLINE PERFORMANCE PRODUCTS, INC.

                                          By      /s/ Mark A. Payne
                                             -------------------------------
                                             Mark A. Payne,
                                             President, Chief Executive
                                             Officer and Chief Financial Officer






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EXHIBIT INDEX


            99.1       Press release dated June 29, 2004







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